UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported): July 31, 2000


                                  PACIFIC CAPITAL BANCORP
                   (Exact name of registrant as specified in its charter)



                          California 0-11113 95-3673456

       (State or other jurisdiction of (Commission File Number) (I.R.S. employer incorporation or organization) identification number)



                       200 East Carrillo Street, Suite 300

                              Santa Barbara, California 93101
                   (Address of principal executive offices and zip code)


             Registrant's telephone number, including area code: (805) 564-6310




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ITEM 5.     OTHER EVENTS.

      On July 31, 2000, Pacific Capital Bancorp, Santa Barbara, California (the "Company"), completed its acquisition of all of the outstanding capital stock of San Benito Bank, Hollister, California. The Company acquired San Benito Bank through the statutory merger(the "Merger") of Interim San Benito, Inc., a wholly owned subsidiary of the Company, with and into San Benito Bank, with San Benito Bank being the surviving corporation in the Merger.

      As a result of the Merger, and in accordance with the terms of the agreement and plan of merger, each of the 2,867,984 outstanding shares of San Benito Bank common stock was converted into 0.605 shares of Pacific Capital Bancorp common stock, plus cash in lieu of any fractional share interests. In addition, pursuant to the terms of the agreement and plan of merger, all outstanding and unexercised options to purchase shares of common stock of San Benito Bank granted under various stock option plans maintained by San Benito Bank were assumed by Pacific Capital Bancorp and were converted into stock options to purchase shares of Pacific Capital Bancorp common stock.

      The Merger, which was approved by the shareholders of San Benito Bank at a special meeting held on June 20, 2000, was accounted for under the pooling of interests method of accounting for business combinations.

      Effective August 1, 2000, San Benito Bank was then merged with and into First National Bank of Central California, a wholly owned subsidiary of Pacific Capital Bancorp, with First National Bank of Central California as the surviving bank.

      A copy of the Company's press release announcing its completion of the acquisition of San Benito Bank is attached as Exhibit 99.1 to this Current Report and is incorporated herein by this reference.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Businesses Acquired.

            Not Applicable.

(b)   Pro Forma Financial Information.

            Not Applicable.

      (c)   Exhibits.

            The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

            Exhibit No.             Description

            99.1              Press Release dated July 31, 2000.





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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PACIFIC CAPITAL BANCORP


Dated: August 7, 2000             By:

                                          William S. Thomas, Jr, President
                                          and CEO


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                                INDEX TO EXHIBITS

Exhibit No.       Description

99.1 Press Release of Pacific Capital Bancorp, dated July 31, 2000, announcing completion of acquisition of San Benito Bank..

                              EXHIBIT 99.1


                             PACIFIC CAPITAL BANCORP

                            COMPLETES ACQUISITION OF

                                 SAN BENITO BANK

      Santa Barbara, California, July 31, 2000 - Pacific Capital Bancorp (Nasdaq:SABB) announced that its acquisition of Hollister, California-based San Benito Bank (OTC BB:SABH), was completed today. San Benito Bank operates three offices in San Benito County and one in Santa Clara County. San Benito Bank will be combined with First National Bank of Central California, and will continue to operate under the San Benito Bank name.

      The acquisition of San Benito Bank presents a significant opportunity for in-market savings and is expected to be accretive to Pacific Capital Bancorp earnings within the first full year of operation. It will be accounted for under the pooling of interests method of accounting for business combinations. Under the terms of the agreement, each outstanding share of San Benito Bank common stock was converted into .605 shares of Pacific Capital Bancorp common stock.

      "We are very pleased to welcome San Benito to our unique network of community banks," said Clayton C. Larson, Vice Chairman of Pacific Capital Bancorp and President of First National Bank of Central California. "Customers of this quality bank should anticipate the same high level of service and personalized attention they've come to expect from their local bankers, who will continue to operate with the same local leadership, authority and decision making that sets community banks apart from other financial institutions. Additionally, we are looking forward to providing San Benito customers with some exciting new choices in banking products and services, including trust and investment services, international banking, trade finance, and the higher lending limits available through a larger organization."

      Pacific Capital Bancorp, with $3.2 billion in assets, is a community-banking network serving customers in six Central Coast counties. Pacific Capital Bancorp is parent to First National Bank of Central California and its affiliates South Valley National Bank and San Benito Bank; Santa Barbara Bank & Trust; and Los Robles Bank.

      Pacific Capital Bancorp reported record net income of $11.6 million for the second quarter of 2000, up $2.5 million, or 27%, compared to earnings in the second quarter of 1999. This is the 19th consecutive quarter in which quarterly earnings achieved by the Company were higher than earnings reported in the comparable quarter of the prior year.

      In June, Pacific Capital Bancorp was named among the top ranked financial services performers in the U.S. in two separate industry studies. The Company was ranked 39th in a listing of the nation's top 100 banking performers by the ABA Banking Journal, based on 1999 return on average equity; and 7th among the country's mid-sized commercial banks by U.S. Banker magazine, based on return on average equity and growth in per-share net income over the five years ended December 31, 1999.

      This press release contains forward-looking statements with respect to the financial condition, results of operation and business of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan growth, improved credit quality and certain operating efficiencies resulting from the integration of combined operations. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged; and (5) other risks detailed in the Pacific Capital Bancorp reports filed with the Securities and Exchange Commission.

Contact:    Deborah Lewis

            (805) 884-6680